Exhibit 99.1

N E W S    R E L E A S E

Contact:	Suzy W. Taylor
866-652-1810

FirstCity Financial Reports Second Quarter 2008 Results and Activities

Waco, Texas   August 11, 2008……….

Highlights:

•                  FirstCity reported 2nd quarter 2008 loss of $6.5 million or $0.63 per diluted share — which includes $8.5 million of net provisions.

•                  FirstCity invested $65.6 million in portfolio acquisitions and other investments during the quarter.

•                  FirstCity purchased 215,800 shares of its common stock during the quarter under its stock repurchase plan.

Components of the quarterly results are detailed below (dollars in thousands except per share data):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(unaudited)		(unaudited)
Portfolio Asset Acquisition and Resolution	$(4,821)	$4,313	$(6,621)	$6,183
Corporate overhead*	(1,658)	(2,507)	(3,351)	(5,292)
Earnings (loss) from continuing operations	(6,479)	1,806	(9,972)	891
Loss from discontinued operations, net of taxes	(50)	—	(141)	—
Net earnings (loss) to common stockholders	$(6,529)	$1,806	$(10,113)	$891
Diluted earnings (loss) per common share	$(0.63)	$0.16	$(0.97)	$0.08

*                 Corporate overhead includes $0.8 million and $2.0 million of expenses related to an independent audit committee investigation for the three-month and six-month periods ended June 30, 2007, respectively.

Portfolio Asset Acquisition and Resolution

For the second quarter 2008, the operating contribution from the Portfolio Asset Acquisition business resulted in a $4.8 million loss. The loss was comprised primarily of $11.5 million in revenues, $3.0 million in equity in earnings of investments, and $19.3 million of expenses. The business generated 50% of the revenues (including equity in earnings of investments) from domestic investments, 27% from investments in Latin America, and 23% from investments in Europe.

Earnings for the second quarter were positively impacted by continued income streams from Portfolio Assets of $5.6 million, equity in earnings of investments of $3.0 million, servicing fees of $2.7 million, and interest income of $1.2 million from loans receivable.

Second quarter earnings were negatively impacted by $8.5 million of net provisions — comprised of $7.1 million of net provisions recorded to our consolidated domestic and Latin American portfolios, and $1.4 million as our share of net provisions recorded to portfolio assets held in our partnership interests ($1.1 million of net provisions in domestic partnerships, $0.2 million of net recoveries in European partnerships, and $0.5 million of net provisions in Latin American partnerships).

Portfolio Asset Acquisition and Resolution (Continued)

The provisions in second quarter 2008 were attributed primarily to declines in values of loan collateral and real estate assets in our domestic portfolios, and additional delays in the timing of collections of expected cash flows on domestic loan portfolios. Management believes that declines in real estate values and delayed collections are the resulting adverse effects from the subprime mortgage crisis that began in the United States in 2007. Economic uncertainties and substantial losses incurred by lending institutions over the past year have resulted in “tightened credit standards” and “restrained lending”; and excess supplies of building inventories have caused significant declines in real estate values. These events, in turn, triggered the following obstacles that hinder economic growth and stability: (1) increased defaults and foreclosures on loan collateral because borrowers cannot refinance their loans and/or continue to make payments; (2) adverse effects on businesses due to a decline in consumer spending; and (3) decreased investment by businesses due to their inability to obtain low-cost loans to finance their operations and/or growth. The provisions were identified in connection with management’s regular evaluation of the collectibility of the Company’s Portfolio Assets. Management’s evaluation is inherently subjective as it requires estimates that are susceptible to revision in future periods as more information becomes available.

The following tables detail the impact of net foreign currency gains (losses) on corporate earnings:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Illustration of the Effects of Currency	2008	2007	2008	2007
Fluctuations (dollars in thousands)	(unaudited)		(unaudited)
Net earnings (loss) to Common Stockholders	$(6,529)	$1,806	$(10,113)	$891
Foreign currency gains (losses):
Euro	(187)	(204)	38	(446)
Mexican Peso	448	182	694	159
Argentine Peso	25	9	22	(2)
Canadian Dollar	3	199	(12)	220
Chilean Peso	(42)	21	62	23

Exchange rate at valuation date:
Euro	0.63	0.74
Mexican Peso	10.28	10.87
Argentine Peso	3.02	3.09
Canadian Dollar	1.01	1.06
Chilean Peso	513.20	527.80

The Company was involved in acquiring $36.7 million of portfolio investments with a face value of approximately $92.1 million in the second quarter 2008 — of which FirstCity’s investment share was $33.4 million. FirstCity’s global distribution of its second quarter 2008 investments includes $28.4 million in the United States and $5.0 million in Latin America. In addition to its portfolio acquisitions in second quarter 2008, FirstCity invested $23.9 million in the form of senior debt financing arrangements with domestic entities; $5.0 million for SBA loan originations and advances; and $3.3 million on investment property. At June 30, 2008, FirstCity’s earning assets (Portfolio Assets, equity investments, loans receivable and entity-level earning assets) totaled $296.3 million, and the global distribution of such earning assets (at carrying value) included $204.5 million in the United States; $47.0 million in Europe; and $44.8 million in Latin America.

Portfolio Asset Acquisition and Resolution (Continued)

Portfolio purchases are detailed below (in millions):

	Portfolio Purchases
						FirstCity
			Latin		FirstCity	Investment
	Domestic	Europe	America	Total	Investment	in Other	Total
2008
2nd Quarter	$28.4	$—	$8.3	$36.7	$33.4	$32.2	$65.6
1st Quarter	6.7	—	13.2	19.9	8.4	1.5	9.9
YTD 2008	$35.1	$—	$21.5	$56.6	$41.8	$33.7	$75.5
2007
4th Quarter	$5.3	$14.7	$4.4	$24.4	$15.7	$3.7	$19.4
3rd Quarter	17.4	2.3	—	19.7	16.3	6.3	22.6
2nd Quarter	27.4	2.4	61.6	91.4	25.2	4.2	29.4
1st Quarter	71.6	3.8	3.4	78.8	69.5	7.8	77.3
YTD 2007	$121.7	$23.2	$69.4	$214.3	$126.7	$22.0	$148.7
Total Year 2006	$136.6	$102.2	$58.2	$297.0	$144.0	$28.2	$172.2
Total Year 2005	$93.4	$37.2	$16.0	$146.6	$71.4	$3.2	$74.6

Considering the substantial losses reported in the financial services sector over the past year and downward pressure on economic growth due to the subprime mortgage crisis, management remains positive on the outlook of the Company. Management believes that current market conditions should not hinder FirstCity’s ability to expand its business, and that asset acquisition opportunities at attractive margins are available. As mentioned above, FirstCity was involved in acquiring $36.7 million of portfolio investments with a face value of approximately $92.1 million in the second quarter 2008 (of which FirstCity’s investment share was $33.4 million), and the Company invested an additional $32.2 million in the form of debt financing arrangements and real estate investments. In addition, the Company is currently evaluating 26 different transactions representing over $2.7 billion in face value of assets, although there can be no assurance that FirstCity will be able to consummate any of these transactions on acceptable terms.

Other Corporate Matters

Liquidity

FirstCity has $350.0 million of credit facility commitments available to finance its portfolio and asset purchases and equity investments in new ventures, and to provide for working capital loans. At June 30, 2008, FirstCity’s maximum borrowing capacity under these credit commitments was $128.0 million, subject to borrowing base requirements of the respective credit facilities.

Share Repurchase Program

FirstCity has a stock repurchase program providing for the repurchase of up to 1,500,000 shares of its common stock.  To date, the Company has purchased 1,078,630 shares at an average cost of $8.62 per share (including 215,800 shares purchased in the second quarter of 2008 at an average cost of $5.13, and 480,330 shares purchased in the first six months of 2008 at an average cost of $6.76 per share). Share repurchases continue and signify management’s assessment that the shares are undervalued in the market and represent a good investment alternative to enhance long term shareholder value.

Conference Call

A conference call will be held on Monday, August 11, 2008 at 9:00 a.m. Central Time to discuss second quarter results. A question and answer session will follow the prepared remarks. Details to access the call and webcast are as follows:

Event:	FirstCity Financial Corporation Second Quarter 2008 Conference Call
Date:	Monday, August 11, 2008
Time:	9:00 a.m. Central Time
Host:	James T. Sartain, FirstCity’s President and Chief Executive Officer

Web Access:	FirstCity’s web page -	www.fcfc.com/invest.htm or,
	CCBN’s Investor websites -	www.streetevents.com and,
www.fulldisclosure.com

Dial In Access:	Domestic	800-291-5365
	International	617-614-3922

	Pass code	11238703

Replay    Available on FirstCity’s web page (www.fcfc.com/invest.htm)

FirstCity Financial Corporation is a diversified financial services company with operations dedicated to portfolio asset acquisition and resolution with offices in the U.S. and with affiliate organizations in Europe and Latin America. FirstCity common stock is listed on the NASDAQ Global Select Market (NASDAQ: FCFC).

Forward-Looking Statements

Certain statements in this press release, which are not historical in fact, including, but not limited to, statements relating to future performance, may be deemed to be forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, performance or achievements, and may contain the words “expect,” “intend,” “plan,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” “indication” and similar expressions. Such statements inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. There are many important factors that could cause the Company’s actual results to differ materially.

These factors include, but are not limited to, the performance of the Company’s subsidiaries and affiliates; availability of portfolio assets and other investment opportunities; the Company’s ability to consummate portfolio acquisitions and other investment transactions on acceptable terms; assumptions underlying portfolio asset performance; risks associated with start up of new businesses and entry into new foreign markets, risks associated with foreign operations; currency exchange rate fluctuations; interest rate risk; credit risk; risks of declining value of loans, collateral or assets; the degree to which the Company is leveraged; the Company’s continued need for financing; availability of the Company’s credit facilities; ability to obtain additional financing from the Bank of Scotland or any other lender; the impact of certain covenants in loan agreements of the Company and its subsidiaries; the ability of the Company to utilize net operating loss carry forwards; general economic, business and market conditions; foreign social and economic conditions; changes (legislative and otherwise) in the asset securitization industry; regulatory and accounting changes; fluctuation in residential and commercial real estate values; capital markets conditions, including  the markets for asset-backed securities; uncertainties of any litigation arising from discontinued operations; factors more fully discussed and identified under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” and risk factors and other risks identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on March 17, 2008, as well as in the Company’s other filings with the SEC. Many of these factors are beyond the Company’s control. In addition, it should be noted that past financial and operational performance of the Company is not necessarily indicative of future financial and operational performance. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements.

The forward-looking statements in this release speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

FirstCity Financial Corporation
Summary of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenues:
Servicing fees	$2,706	$2,977	$4,906	$5,582
Income from Portfolio Assets	5,622	5,685	10,557	10,720
Gain on sale of SBA loans held for sale, net	133	343	142	624
Interest income from SBA loans	366	606	842	914
Interest income from affiliates	483	140	633	266
Interest income from loans receivable - other	355	982	630	1,889
Revenue from controlled affiliate	859	—	1,664	—
Other income	965	538	1,619	997
Total revenues	11,489	11,271	20,993	20,992
Expenses:
Interest and fees on notes payable	3,758	4,668	7,441	8,919
Salaries and benefits	5,297	3,864	10,327	7,857
Provision for loan and impairment losses	7,090	746	10,120	1,072
Occupancy, data processing, property protection and other	4,680	4,388	8,605	8,321
Total expenses	20,825	13,666	36,493	26,169
Equity in earnings of investments	3,008	4,332	5,848	6,158
Earnings (loss) from continuing operations before income taxes and minority interest
	(6,328)	1,937	(9,652)	981
Income taxes	(98)	(146)	(289)	(213)
Minority interest	(53)	15	(31)	123
Earnings (loss) from continuing operations	(6,479)	1,806	(9,972)	891
Discontinued operations
Loss from discontinued operations	(50)	—	(141)	—
Net earnings (loss)	$(6,529)	$1,806	$(10,113)	$891

Basic earnings (loss) per common share are as follows:
Earnings (loss) from continuing operations	$(0.63)	$0.17	$(0.96)	$0.08
Discontinued operations	$—	$—	$(0.01)	$—
Net earnings (loss) per common share	$(0.63)	$0.17	$(0.97)	$0.08
Weighted average common shares outstanding	10,357	10,789	10,471	10,789

Diluted earnings (loss) per common share are as follows:
Earnings (loss) from continuing operations	$(0.63)	$0.16	$(0.96)	$0.08
Discontinued operations	$—	$—	$(0.01)	$—
Net earnings (loss) per common share	$(0.63)	$0.16	$(0.97)	$0.08
Wtd. avg. common shares outstanding	10,357	11,397	10,471	11,414

Selected Unaudited Balance Sheet Data
	June 30,	December 31,
	2008	2007
Cash and cash equivalents	$12,316	$23,037
Restricted cash	1,190	509
Earning Assets:
Portfolio Assets, net	147,840	122,001
Loans and interest receivable	52,923	26,574
Equity investments	87,624	87,622
Railroad assets	7,879	7,403
Deferred tax asset, net	20,101	20,101
Service fees receivable and other assets	18,750	10,872
Total assets	$348,623	$298,119

Notes payable to banks	$230,585	$177,329
Note payable to affiliate	8,658	—
Minority interest and other liabilities	15,188	13,967
Total liabilities	254,431	191,296
Total equity	94,192	106,823
Total liabilities and equity	$348,623	$298,119

FirstCity Financial Corporation
Supplemental Information
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Portfolio Asset Acquisition and Resolution:
Summary Operating Statement Data
Revenues	$11,445	$11,188	$20,766	$20,780
Equity in earnings of investments	3,008	4,332	5,848	6,158
Expenses	(12,184)	(10,461)	(23,115)	(19,683)
Operating contribution before provision for
loan and impairment losses	2,269	5,059	3,499	7,255
Provision for loan and impairment losses	7,090	746	10,120	1,072
Operating contribution, net of direct taxes	$(4,821)	$4,313	$(6,621)	$6,183

Aggregate purchase price of portfolios acquired:
Acquisition partnerships
Domestic	$28,426	$27,464	$35,119	$99,032
Latin America	8,314	61,558	21,521	64,959
Europe	—	2,409	—	6,211
Total	$36,740	$91,431	$56,640	$170,202

	Purchase	FirstCity’s
	Price	Investment
Historical Acquisitions - Annual:
Six months ended June 30, 2008	$56,640	$41,883
2007	214,333	126,714
2006	296,990	144,048
2005	146,581	71,405
2004	174,139	59,762

	June 30,	December 31,
	2008	2007
Portfolio acquisition and resolution assets by region:
Domestic	$204,234	$163,078
Latin America	44,809	33,450
Europe	46,941	46,701
Canada	282	371
Total	$296,266	$243,600

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenues and equity in earnings of investments by region:
Domestic	$7,249	$9,382	$13,967	$16,349
Latin America	3,853	3,693	6,888	6,225
Europe	3,340	2,375	5,735	4,205
Canada	11	70	24	159
Total	$14,453	$15,520	$26,614	$26,938

Revenues and equity in earnings of investments by source:
Equity earnings	$3,008	$4,332	$5,848	$6,158
Income from Portfolio Assets	5,622	5,685	10,557	10,720
Servicing fees	2,706	2,977	4,906	5,582
Gain on sale of SBA loans held for sale, net	133	343	142	624
Interest income from SBA loans	366	606	842	914
Interest income from affiliates	483	140	633	266
Interest income from loans receivable - other	355	982	630	1,889
Revenue from controlled affiliate	859	—	1,664	—
Other	921	455	1,392	785
Total	$14,453	$15,520	$26,614	$26,938

FirstCity Financial Corporation
Supplemental Information
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Analysis of Equity Investments
FirstCity’s average investment:
Domestic	$21,812	$34,200	$22,903	$35,084
Latin America	23,798	21,177	23,311	20,161
Europe	31,163	44,365	30,793	46,112
Europe-Servicing subsidiaries	7,189	5,630	7,084	5,827
Latin America-Servicing subsidiaries	5,271	4,500	5,059	2,785
Domestic-Operating subsidiaries	(110)	—	(63)	—
Total	$89,123	$109,872	$89,087	$109,969

FirstCity’s share of equity earnings (losses):
Domestic	$(112)	$1,113	$154	$1,364
Latin America	735	887	1,104	877
Europe	2,394	1,673	4,080	3,213
Europe-Servicing subsidiaries	494	487	810	563
Latin America-Servicing subsidiaries	(147)	172	56	141
Domestic-Operating subsidiaries	(356)	—	(356)	—
Total	$3,008	$4,332	$5,848	$6,158

Selected Other Data:
Average investment in consolidated portfolio assets
and loans receivable:
Domestic	$147,704	$163,146	$139,248	$150,017
Latin America	9,031	8,267	8,176	8,831
Europe	9,219	4,014	9,158	3,800
Canada	295	1,837	321	2,023
Total	$166,249	$177,264	$156,903	$164,671

Income from consolidated portfolio assets and loans receivable:
Domestic	$6,239	$7,076	$11,474	$13,043
Latin America	382	519	703	1,046
Europe	327	91	603	165
Canada	11	70	24	159
Total	$6,959	$7,756	$12,804	$14,413

Servicing fee revenues:
Domestic partnerships:
Servicing fee revenue	$347	$1,050	$709	$1,679
Average servicing fee %	5.4%	4.2%	4.0%	4.0%
Latin American partnerships:
Servicing fee revenue	$2,281	$1,909	$4,129	$3,867
Average servicing fee %	25.2%	22.2%	20.3%	25.9%
Total Service Fees-Portfolio Assets:
Servicing fee revenue	$2,628	$2,959	$4,838	$5,546
Average servicing fee %	17.0%	8.7%	12.8%	9.7%
Service Fees-SBA loans:	$78	$18	$68	$36
Total Service Fees	$2,706	$2,977	$4,906	$5,582

Collections:
Domestic partnerships	$6,378	$25,259	$17,575	$42,484
Latin American partnerships	28,752	14,899	40,516	27,241
European partnerships	20,353	14,328	33,121	47,839
Subtotal	55,483	54,486	91,212	117,564
Consolidated portfolio assets	11,426	21,393	30,915	41,084
Total	$66,909	$75,879	$122,127	$158,648

Servicing portfolio (face value):
Domestic	$601,576	$616,079
Latin America	1,614,533	2,475,093
Europe	1,154,890	1,035,833
Total	$3,370,999	$4,127,005

Number of personnel at period end:
Domestic	101	68
Latin America	127	117
Corporate	35	37
Total personnel	263	222

FirstCity Financial Corporation Schedule of Unrealized Gross Profit June 30, 2008 (Unaudited)

	Basis in Portfolio Assets (1)
($ in 000’s)	12/31/2006	12/31/2007	6/30/2008
Domestic	$153,118	151,802	152,785
Europe	46,204	40,340	38,947
Latin America	22,378	26,844	38,576
Total (4)	$221,700	218,987	230,307

	Estimated Remaining Collections (2)
	12/31/2006	12/31/2007	6/30/2008
Domestic	$215,987	195,845	213,511
Europe	61,081	52,617	50,483
Latin America	50,866	68,900	87,058
Total	$327,934	317,363	351,052

	Unrealized Gross Profit (3)
	12/31/2006	12/31/2007	6/30/2008
Domestic	$62,869	44,043	60,726
Europe	14,877	12,278	11,537
Latin America	28,488	42,056	48,482
Total	$106,234	98,376	120,745

	Unrealized Gross Profit%
	12/31/2006	12/31/2007	6/30/2008
Domestic	29.1%	22.5%	28.4%
Europe	24.4%	23.3%	22.9%
Latin America	56.0%	61.0%	55.7%
Total	32.4%	31.0%	34.4%

This schedule represents statistical information related to the Company’s ownership in Portfolio Assets and is provided for informational purposes to give an indication of the future Unrealized Gross Profit attributable to those pools. These are estimates and will change each period based upon review and judgment of management and individual facts and circumstances surrounding each asset in the Portfolios.

(1)       Book Value of Portfolio Assets represents FirstCity’s share of the unamortized purchase price of the Portfolios held by the various acquisition entities, some of which are consolidated by FirstCity and others held through equity investments in partnership or similar arrangements.

(2)       Estimated Remaining Collections represents FirstCity’s share of future projected cash collections expected from the Portfolios, net of expenses.

(3)       Unrealized Gross Profit represents the excess difference between the Estimated Remaining Collections and the Book Value of Portfolio Assets.

(4)       FirstCity considers Book Value of its interests in Portfolio Assets a useful measurement of the Company’s underlying holdings and interests in Portfolio Assets. As FirstCity’s share of Book Value of Portfolio Assets is considered a non-GAAP measure, the following reconciliation is provided:

	12/31/2006	12/31/2007	6/30/2008
FirstCity’s consolidated Portfolio Assets (as reported in “Portfolio Assets” on the financial statement of the respective Form 10-K or 10-Q)	$108,696	122,001	147,840
Minority owners’ interests in FirstCity’s majority-owned Portfolio Assets (component of “Minority interest” on the financial statement of the respective Form 10-K or 10-Q)	(2,005)	(4,474)	(11,046)
FirstCity’s interests in Portfolio Assets held by equity investment entities (included in the “Condensed Combined Balance Sheets - Assets” tabular disclosure under the “Equity Investments” footnote of the respective Form 10-K or 10-Q)	115,009	101,460	93,513
	$221,700	218,987	230,307